Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Lancer Corporation

San Antonio, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-36393, 333-47998 and 333-12351) of Lancer Corporation of our report dated February 7, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO Seidman, LLP
BDO SEIDMAN, LLP

Dallas, Texas

March 18, 2005